Exhibit 4.5

                                 GLOBESPAN, INC.

                   2000 STOCK OPTION PLAN FOR FRENCH EMPLOYEES

     1.   Purposes of the Plan. The purposes of this Plan are:

          o. to attract and retain the best available personnel for positions of substantial responsibility,

          o.   to provide additional incentive to French Employees, and

          o. to promote the success of the Company's business and the business of its French subsidiary.

     This Plan is a sub-plan created under and pursuant to the U.S. Plan, which has been adopted by the Board and approved by the shareholders of GlobeSpan, Inc. (the "Company"), and which provides that French employees may benefit under this Plan. Options shall be granted under the Plan at the discretion of the Administrator from the pool of available shares under the U.S. Plan, and are intended to qualify for preferred treatment under French tax laws. Unless otherwise defined herein, the terms defined in the U.S. Plan shall have the same defined meanings in this Plan, and, except as otherwise provided herein, Options granted under this Plan shall be subject to the terms and conditions of the U.S. Plan. Except as otherwise provided herein, the terms and provisions of the U.S. Plan are hereby incorporated by reference.

     2.   Definitions.  As used herein, the following definitions shall apply.

          (a) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock option exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are granted under the U.S. Plan.

          (b) "Disability" means total and permanent disability, as defined under Applicable Laws.

          (c) "Employee" means any person employed by T.Sqware, S.A. in a salaried position, and who is a resident of the Republic of France.

          (d) "Fair Market Value" means, as of any date, the dollar value of Common Stock determined as follows: (i) If the Common Stock is listed on any


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established  stock  exchange  or a national  market  system,  including  without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of the Nasdaq Stock Market, its Fair Market Value shall be the average closing price for the last 20 days preceding the date of determination for such stock (or the average closing bid for such 20 day period, if no sales were reported) as quoted on such exchange or system and reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer, but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock for the last 20 days preceding the date of determination; or

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

               (iv) Notwithstanding anything else herein to the contrary, for purposes of determining the Option Price, Fair Market Value shall mean 5% less than the average closing price for the last 20 days preceding the date of determination for such stock (or the average closing bid for such 20 day period, if no sales were reported) as quoted on the exchange or system referred to in
(d)(i) above, and reported in The Wall Street Journal or such other source as the Administrator deems reliable; provided, however, that the Fair Market Value shall never be less than 80% of the average closing price for such 20 day period.

          (e) "Option Price" means the per share price for exercising an Option, determined in accordance with subsection 5(a) of the Plan.

          (f) "Plan" means this GlobeSpan, Inc. 2000 Stock Option Plan for French Employees.

          (g) "Shares" means Common Stock of the Company.

          (h) "U.S. Plan" means the GlobeSpan, Inc. 1999 Supplemental Stock Option Plan.

     3. Stock Subject to the Plan. The maximum aggregate number of Shares that may be issued as a result of options granted and not yet exercised, shall not exceed one-third of the Company's share capital. Such Shares optioned under the Plan shall come from the available pool of Shares under the U.S. Plan. The Shares may be authorized, but unissued, or reacquired Common Stock. If any optioned stock is to consist of reacquired Shares, such optioned stock must be


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purchased by the Company prior to the date of grant of the corresponding  Option and must be reserved and set aside for such purpose.

          If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant under the Plan (unless the Plan has terminated).

     4. Eligibility. Options may be granted only to Employees who at the date of grant do not own more than 10% of the issued capital of the Company; provided, however, that the President Directeur General, the Directeur General and other directors who are also Employees of T.Sqware, S.A. may be granted Options.

     5.   Option Exercise Price and Consideration.

          (a) Option Price. The Option Price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator upon the date of grant of the Option and stated in the Option Agreement, but in no event shall be lower than one hundred percent (100%) of the Fair Market Value on the date the Option is granted. The Option Price shall not be modified while the Option is outstanding.

          (b) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including, the method of payment. Such consideration may consist of:

               (i)   cash or check (denominated in U.S. Dollars);

               (ii)  wire transfer (denominated in U.S. Dollars),

               (iii) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; provided that such cashless exercise is approved by the Administrator; or

               (iv)  any combination of the foregoing methods of payment.

     6.   Exercise of Option.

          (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share. An Option shall be deemed exercised when the Subsidiary receives:


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               (i)   written  notice of exercise  (in  accordance  with the
Option Agreement and in the form attached hereto as Exhibit A) from the person entitled to exercise the Option;

               (ii) full payment for the Shares with respect to which the Option is exercised; and

               (iii)  a  written  subscription   agreement  to  the  Shares  (in
accordance with the Option  Agreement and in the form attached hereto as Exhibit
B) from the person entitled to exercise the Option.

          (b) Termination of Employment Relationship. In the event that an Optionee's status as an Employee terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option, but only within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Administrator), and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c) Disability of Optionee. In the event that an Optionee's status as an Employee terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within six (6) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (and in no event later than the Expiration of the term of such Option as set forth in the Option Agreement). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d) Death of Optionee. In the event of the death of an Optionee while an Employee, the Option may be exercised at any time within six (6) months following the date of death by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of


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death.  If, at the time of death,  the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall immediately revert to the Plan.

          7. Term of Plan. The Plan shall become effective as of the date of its adoption by the Board. It shall continue in effect until the termination of the U.S. Plan or the date ten (10) years from the date of its adoption, whichever is sooner, unless terminated earlier under Section 12 of the U.S. Plan.

          8. Term of Option. The term of each Option shall be as stated in the Option Agreement, provided, however, that the maximum term of an Option shall not exceed nine and one-half (9 1/2) years from the date of grant of the Option.

          9. Reporting to the Shareholders' Meeting. In its annual proxy statement to the shareholders, the Board shall inform the shareholders as to the number and price of the Options granted hereunder, and as to the Shares subscribed upon exercise of such Options.


                                 GLOBESPAN, INC.

                   2000 STOCK OPTION PLAN FOR FRENCH EMPLOYEES

                             STOCK OPTION AGREEMENT

          Unless otherwise defined herein, the terms defined in the U.S. Plan and the 2000 Stock Option Plan For French Employees, shall have the same defined meanings in this Option Agreement.

I.   NOTICE OF STOCK OPTION GRANT

Optionee's Name and Address:

          You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Stock Option Agreement, as follows:

          Date of Grant

          Vesting Commencement Date

          Exercise Price per Share                $

          Total Number of Shares Granted


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          Total Exercise Price                    $

          Term/Expiration Date:

          Vesting Schedule:

          This Option may be exercised, in whole or in part, in accordance with the following schedule:

25% of the Shares subject to this Option shall vest twelve months after the Vesting Commencement Date (the "Initial Exercise Date") and 1/48 of the Shares subject to this Option shall vest each month thereafter, subject to Optionee's continuing status as an Employee on such dates.

          Termination Period:

          This Option may be exercised for thirty (30) days after termination of the employment relationship, or such longer period as may be applicable upon death or Disability of Optionee as provided in the Plan.

          Restriction on Exercise or Sale:

          The Shares subject to this Option may not be exercised, transferred, assigned or hypothecated in any manner otherwise than by will or by the laws of descent or distribution before the date three years after the Initial Exercise Date (the "Initial Sale Date").

II.  AGREEMENT

     1. Grant of Option. The Board of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee"), an option (the "Option") to purchase the number of Shares set forth in the Notice of Grant, at the exercise price (the "Exercise Price"), per share set forth in the Notice of Grant subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

     2.  Exercise of Option.

          (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. In the event of Optionee's death, Disability or other termination of Optionee's employment relationship, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.


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          (b) Method of Exercise.  This Option is  exercisable by delivery of an exercise notice to the Subsidiary, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), by delivery of a subscription agreement to the Subsidiary, in the form attached as Exhibit B (the "Subscription Agreement") and such other representations and agreements as may be required by the Company or the Subsidiary. Until such Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue to the Optionee (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 8 of the U.S. Plan. The Exercise Notice and Subscription Agreement shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Subsidiary. The Exercise Notice and Subscription Agreement shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Subsidiary of such fully executed Exercise Notice and Subscription Agreement accompanied by such aggregate Exercise Price.

          No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

     3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

          (a) cash or check (denominated in U.S. Dollars);

          (b) wire transfer (denominated in U.S. Dollars);

          (c) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan, provided that such cashless exercise program is approved by the Administrator; or

     5. Non-Transferability of Option. This Option may not be transferred, assigned or hypothecated in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be


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binding upon the executors, administrators, heirs, successors and assigns of the
Optionee.

     6. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

     7. No Guarantee of Employment. The Optionee acknowledges and agrees that nothing in this Agreement, the Plan, nor the U.S. Plan, all of which are incorporated herein by reference, shall confer upon Optionee any right with respect to the continuation of employment by the Company or T.Sqware, S.A.

     By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement.


OPTIONEE:                            GLOBESPAN, INC.


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Signature                                 By:

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Print Name                                Title:


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